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                                                                     EXHIBIT 8.1

                       [Letterhead of Sullivan & Worcester LLP]

                                           January 25, 2007


TravelCenters of America LLC
400 Centre Street
Newton, Massachusetts  02458

Ladies and Gentlemen:

     The following opinion is furnished to TravelCenters of America LLC, a Delaware limited liability company (the "Company"), to be filed with the Securities and Exchange Commission (the "SEC") as Exhibit 8.1 to the Company's Registration Statement on Form S-1, File No. 333-139272 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act").

     We have acted as counsel for the Company in connection with the Registration Statement, and we have reviewed originals or copies of such legal records, certificates and statements of officers and accountants of the Company, of such legal records, certificates and statements of officers and accountants of Hospitality Properties Trust, a Maryland real estate investment trust ("Hospitality Trust"), and of public officials and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the agreement and plan of merger by and among TravelCenters of America, Inc., Hospitality Trust, HPT TA Merger Sub Inc. and Oak Hill Capital Partners; (ii) the transaction agreement by and among Hospitality Trust, HPT TA Properties Trust, HPT TA Properties LLC, the Company, and Reit Management & Research LLC; (iii) the amended and restated limited liability company operating agreement of the Company; (iv) the amended and restated declaration of trust and the amended and restated by-laws of Hospitality Trust, each as amended to date, and in the case of the declaration of trust, as supplemented; and (v) the section of the Registration Statement captioned "Federal Income Tax Considerations".

     The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations


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TravelCenters of America LLC
January 25, 2007
Page 2

thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, "Tax Laws"). No assurance can be given that Tax Laws will not change. In preparing the discussions with respect to Tax Laws matters in the section of the Registration Statement captioned "Federal Income Tax Considerations", we have made certain assumptions therein and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference. With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of: (i) the information set forth in the Registration Statement; and (ii) representations made to us by officers of the Company, made to us by officers of Hospitality Trust, or contained in the Registration Statement, in each such instance without regard to qualifications such as "to the best knowledge of" or "in the belief of". We have not independently verified such information.

     We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Registration Statement have been consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

     Based upon and subject to the foregoing, we are of the opinion that the discussions with respect to Tax Laws matters in the section of the Registration Statement captioned "Federal Income Tax Considerations" in all material respects are accurate and fairly summarize the Tax Laws issues addressed therein, and hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.

     Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions. Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in Tax Laws.

     This opinion is intended solely for the benefit and use of the Company, and is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law) without our prior written consent. We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.


                                     Very truly yours,



                                     /s/ SULLIVAN & WORCESTER LLP
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